                          SCHRODER GLOBAL SERIES TRUST
                        INVESTMENT SUBADVISORY AGREEMENT

                       SCHRODER NORTH AMERICAN EQUITY FUND

This AGREEMENT dated as of the 15 day of September, 2003, is entered into among Schroder Global Series Trust (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts with its principal place of business at 875 Third Avenue, 22nd Floor, New York, NY 10022, Schroder
Investment Management North America Inc. (the "Adviser"), a corporation organized under the laws of the State of Delaware with its principal place of business at 875 Third Avenue, 22nd Floor, New York 10022, and Schroder
Investment Management North America Limited (the "Subadviser"), a U.K.
corporation with its principal office and place of business at 31 Gresham
Street, London, U.K. EC2V 7QA.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company;

WHEREAS, the Subadviser is registered with the Securities and Exchange
Commission (the "Commission") as an investment adviser under the Investment
Advisers Act of 1940, as amended (the "Advisers Act"), and is regulated by the
United Kingdom's Financial Services Authority ("FSA") in the conduct of any investment business the Subadviser performs in the United Kingdom;

WHEREAS, the Trust and the Adviser desire that the Subadviser perform investment advisory services for the Schroder North American Equity Fund series of the
Trust (the "Fund") and the Subadviser is willing to provide those services on the terms and conditions set forth in this Agreement; and

WHEREAS, the Subadviser is willing to render such investment advisory services on behalf of the Fund;

NOW THEREFORE, in consideration for the promises and covenants contained herein, the Trust, the Adviser and the Subadviser hereby agree as follows:

SECTION 1. INVESTMENT SUBADVISER; APPOINTMENT

Subject to the oversight of the Board of Trustees of the Trust (the "Board"),
the Adviser manages the investment and reinvestment of the assets of the Fund and otherwise provides management and certain other services as specified in the
Investment Advisory Agreement, dated as of September 15, 2003, between the
Adviser and the Trust on behalf of the Fund (the "Investment Advisory
Agreement").

The Adviser hereby employs the Subadviser, subject to the direction and control of the Adviser and the oversight of the Board, to manage the investment and reinvestment of the assets in the Fund and, without limiting the generality of the foregoing, to provide other investment

management services required of the Adviser under and in accordance with the
Investment Advisory Agreement. The Subadviser hereby accepts such employment and agrees to provide such services for the consideration herein provided, all subject to and in accordance with the terms and conditions of this Agreement.

SECTION 2. DUTIES OF THE SUBADVISER

         (a) Subject to the direction and control of the Adviser and the oversight of the Board, the Subadviser shall make decisions with respect to all purchases and sales of securities and other investment assets in the Fund. To carry out such decisions, the Subadviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the
         Fund. In all purchases, sales and other transactions in securities for the Fund, the Subadviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (b) Upon request, the Subadviser will report to the Board (either directly or through the Adviser) all changes in the Fund since the prior report, and will keep the Board informed (either directly or through the Adviser) of important developments affecting the Trust, the
         Fund and the Subadviser, and on its own initiative, will furnish the
         Board (either directly or through the Adviser) from time to time with such information as the Subadviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Subadviser will also furnish the Board (either directly or through the Adviser)
         with such statistical and analytical information with respect to securities in the Fund as the Subadviser may believe appropriate or as the Adviser or the Board reasonably may request. In making purchases and sales of securities for the Fund the Subadviser will comply with the policies set from time to time by the Board as well as the limitations imposed by the Trust's Agreement and Declaration of Trust, as amended from time to time (the "Declaration of Trust") and
         Registration Statement under the Act and the Securities Act of 1933, as amended, the limitations in the Act and in the Internal Revenue Code of
         1986, as amended, in respect of regulated investment companies, and the investment objectives, policies and restrictions of the Fund.

         (c) The Subadviser shall maintain records for the Fund relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The
         Subadviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Subadviser pursuant to this Agreement required to be prepared and maintained by the Subadviser or the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Subadviser or the Trust, including the

         Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Subadviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Subadviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Subadviser (either directly or through the Adviser) to the Trust or its authorized representatives.

         (d) The Subadviser acknowledges and agrees that the Adviser is ultimately responsible for providing to the Fund the services required of it under the Investment Advisory Agreement. Accordingly, the
         Subadviser shall discharge its duties and responsibilities specified in this Section 2 and elsewhere in this Agreement subject at all times to the direction, control and oversight of the Adviser. In furtherance thereof, the Subadviser shall, without limitation, (i) make its offices available to representatives of the Adviser for on-site inspections and consultations with the officers and applicable portfolio managers of the Subadviser responsible for the day-to-day management of the Fund,
         (ii) upon request, provide the Adviser with copies of all records it maintains regarding its management of the Fund and (iii) report to the
         Adviser each calendar quarter and at such other times as the Adviser may reasonably request regarding (A) the Subadviser's implementation of the Fund's investment program and the Fund's portfolio composition and performance, (B) any policies and procedures implemented by the
         Subadviser to ensure compliance with United States securities laws and regulations applicable to the Subadviser and the Fund, (C) the Fund's compliance with the investment objectives, policies and limitations set forth in the Fund's then current Prospectus and Statement of Additional
         Information and any additional operating policies or procedures that the Trust communicates to the Subadviser in writing (either directly or through the Adviser) and (D) such other matters as the Adviser may reasonably request.

SECTION 3. EXPENSES

The Subadviser agrees to provide, at its own expense, the office space, facilities, furnishings and equipment, and the staff and personnel necessary for the Subadviser to perform the services required of it under this Agreement.
Except as provided in this Agreement, the Subadviser shall have no responsibility or obligation to pay any costs or expenses of the Trust, the Fund or the Adviser.

SECTION 4. STANDARD OF CARE

         (a) The Trust and the Adviser shall expect of the Subadviser, and the
         Subadviser will give the Trust and the Adviser the benefit of, the
         Subadviser's best judgment and efforts in rendering its services on behalf of the Fund, and as an inducement to the Subadviser's undertaking these services the Subadviser shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Subadviser against any liability to the
         Trust, the Trust's shareholders or the Adviser to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross

         negligence in the performance of the Subadviser's duties hereunder, or by reason of the Subadviser's reckless disregard of its obligations and duties hereunder. As used in this Section 5, the term "Subadviser"
         shall include any affiliated person of the Subadviser (other than the
         Adviser) performing services on behalf of the Fund contemplated hereby and directors, officers and employees of the Subadviser as well as the
         Subadviser itself.

         (b) The Subadviser shall not be liable for any losses caused by disturbances of its operations by virtue of force majeure, war, riot, or damage caused by nature or due to other events for which it is not responsible (e.g., strike, lock-out or losses caused by the imposition of foreign exchange controls, expropriation of assets or other acts of domestic or foreign authorities) except under circumstances provided for in Section 5(a).

The presence of exculpatory language in this Agreement shall not in any way limit or be deemed by anyone as in any way limiting causes of action and remedies which may, notwithstanding such language, be available to the Trust, the Trustees of the Trust, the Fund, the Adviser, the Subadviser or any other party appointed pursuant to this Agreement (including without limitation any custodian), either under common law or statutory law principles applicable to fiduciary relationships or under the federal securities laws of the United
States.

SECTION 5. COMPENSATION

For the services to be rendered by the Subadviser as provided in this Agreement, the Adviser (and not the Trust or the Fund) will pay to the Subadviser a monthly fee in an amount equal to twenty-five percent (25%) of all fees actually paid by the Fund to the Adviser for such month under Section 6 of the Investment
Advisory Agreement; provided, however, that the Subadviser's fee payable hereunder for any period shall be reduced such that the Subadviser bears twenty-five percent (25%) of any voluntary fee waiver observed or expense reimbursement borne by the Adviser with respect to the Fund for such period. For clarity, the Adviser shall be obligated to pay the Subadviser fees hereunder for any period only out of and following the Adviser's receipt from the Fund of advisory fees pursuant to Section 6 of the Investment Advisory Agreement for
such period. Subject to the foregoing, such fees shall be accrued by the Adviser daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month.

SECTION 6. EFFECTIVENESS, DURATION, AND TERMINATION

         (a) This Agreement shall become effective on the date first written above and shall remain in effect for a period of two years from the date of its effectiveness and shall continue in effect for successive twelve-month periods (computed from each anniversary date of the approval); provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Trust's Trustees who are not parties to this
         Agreement or interested persons of any such party (other than as
         Trustees of the Trust); provided further, however, that if this
         Agreement or the continuation of this Agreement is not approved, the
         Subadviser may continue to render to the Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

         (b) This Agreement may be terminated at any time, without the payment of any penalty (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Subadviser; (ii) by the Adviser on 60 days' written notice to the
         Subadviser; or (iii) by the Subadviser on 60 days' written notice to the Adviser and the Trust. This Agreement shall terminate automatically upon assignment as defined in the Act.

SECTION 7. ACTIVITIES OF THE SUBADVISER

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Subadviser's right, or the right of any of the Subadviser's officers, directors or employees who may also be a
Trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association. It is specifically understood that officers, directors and employees of the Subadviser and its affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and to other investment advisory clients. When other clients of the Subadviser desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will, to the extent feasible, be allocated among the Fund and such clients in a manner believed by the Subadviser to be equitable to the Fund and such clients.

SECTION 8. NOTICE

Any notice or other communication required to be given pursuant to this
Agreement shall be in writing or by telex and shall be effective upon receipt.
Notices and communications shall be given, if to the Trust, at:

                            Schroder Global Series Trust
                            875 Third Avenue, 22nd Floor
                            New York, New York 10022
                            Attention:  Ms. Carin F. Muhlbaum, Esq.

if to the Adviser, at:

                            Schroder Investment Management North America Inc.
                            875 Third Avenue, 22nd Floor
                            New York, New York 10022
                            Attention:  Ms. Catherine A. Mazza

and if to the Subadviser, at:

                            Schroder Investment Management North America Limited
                            31 Gresham Street

                            London, U.K. EC2V 7QA
                            Attention:  Legal Department

SECTION 9. MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties hereto.

         (b) This Agreement shall be governed and shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

         (c) This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (d) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (e) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (f) The terms "vote of a majority of the outstanding voting securities," "interested person," affiliated person" and "assignment"
         shall have the meanings ascribed thereto in the Act.

         (g) The Fund will be treated as an Intermediate Customer under rules of the FSA.

SECTION 10. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

A copy of the Declaration of Trust of the Trust is on file with the Secretary of
State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trust but are binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Investment Subadvisory
Agreement to be duly executed on its behalf by its duly authorized representative, all as of the day and year first written above.

SCHRODER GLOBAL SERIES TRUST,
ON BEHALF OF ITS SCHRODER NORTH AMERICAN EQUITY FUND SERIES

By: /s/ CATHERINE MAZZA
    ----------------------------------------
    Name:  Catherine Mazza
    Title: President

SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA INC.

By: /s/ BARBARA BROOKE MANNING
    ----------------------------------------
    Name:
    Title:

SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA LIMITED

By: /s/ PETER L. CLARK
    ----------------------------------------
    Name:
    Title: